                                                               EXHIBIT 99(a)(12)

                        ATLANTIC CITY ELECTRIC COMPANY

                     PROXY FORM FOR DTC PARTICIPANTS ONLY

  The undersigned hereby appoints Howard E. Cosgrove, Barbara S. Graham and Louis M. Walters, or any of them as proxies, each with the power to appoint his or her substitute, and hereby authorizes them to represent and to vote as designated hereunder and in their discretion with respect to any other business properly brought before the Special Meeting all the shares of preferred stock of the company which the undersigned is entitled to vote at the Special Meeting or any adjournments or postponements thereof.

  THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY. The proxy contained herein, when properly executed, will be voted in the manner directed herein by the undersigned shareholders. If no direction is made, the proxy will be voted FOR Item 1. An abstention is the equivalent of a vote AGAINST the Proposed Amendment.

  Indicate your vote by an (X). The Board of Directors recommends voting FOR
Item 1.

ITEM 1.
  To remove from the Company's charter, Paragraph (7)(B)(c) of Article III, a provision restricting the amount of securities representing unsecured indebtedness issuable by the Company.

               [_] FOR          [_] AGAINST          [_] ABSTAIN

  SHARES REPRESENTED BY ALL PROPERLY EXECUTED PROXIES WILL BE VOTED IN ACCORDANCE WITH INSTRUCTIONS APPEARING ON THIS PROXY IN THE ABSENCE OF SPECIFIC INSTRUCTIONS. PROXIES WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS, AND IN THE DISCRETION OF THE PROXY HOLDERS AS TO ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE SPECIAL METING.

        CUSIP #                   SERIES              FOR         AGAINST         ABSTAIN
048303200 and 048303903      4%
048303770                    4.10%
048303762                    4.35%
048303507                    4.35% 2nd Series
048303309                    4.75%
048303788                    5%

  NOTICE: THE ABOVE BANK OR BROKER HEREBY CERTIFIES THAT IT HAS NOT GIVEN AND WILL NOT GIVE INSTRUCTIONS TO TENDER ANY SHARES LISTED ABOVE THROUGH THE DTC ATOP SYSTEM.

  ATTENTION ALL DTC PARTICIPANTS: PLEASE USE THIS PROXY FORM FOR VOTING ON ANY AND ALL ISSUES. DO NOT USE THE BENEFICIAL OWNER PROXY FORM.

Date:

Date: _______________________________     Authorized Signature: _______________

DTC Participant Name: _______________     Print Name: _________________________

DTC Participant Number:: ____________     Telephone Number: ___________________

Number of Firm: _____________________

Address: ____________________________

Medallion Stamp: